EXHIBIT 99.1



            BERKSHIRE HILLS BANCORP, INC. ANNOUNCES THE COMPLETION OF
                    ITS ACQUISITION OF WORONOCO BANCORP, INC.

              Combination Creates $2 Billion Financial Institution


         June 1, 2005 PITTSFIELD, MA - Berkshire Hills Bancorp, Inc. ("Berkshire Hills") (AMEX: BHL) the holding company for Berkshire Bank, announced today that it completed its acquisition of Woronoco Bancorp, Inc. ("Woronoco"), the holding company for Woronoco Savings Bank. In connection with the transaction, Woronoco stockholders will receive approximately 2,534,310 shares of Berkshire Hills common stock and cash payments totaling approximately $35,145,540. Berkshire Hills now operates 21 branches in Western Massachusetts, one branch and a representative office in New York, an insurance group and has approximately $2.0 billion in assets. Berkshire Bank has previously announced plans to open at least two more branches in the Albany Capital Region this year.

         Michael P. Daly, President and Chief Executive Officer of Berkshire Hills and Berkshire Bank, stated "It is my pleasure to welcome Woronoco Savings Bank customers, employees and stockholders to Berkshire Hills and Berkshire Bank. We are delighted to be a part of the many wonderful communities in the Pioneer Valley. During the past five months many of us at Berkshire Bank have worked closely with, and have come to know and respect, the great team of employees at Woronoco. Our customers in the Pioneer Valley will be served by the same branch managers and other personnel whom they have come to know and trust and I am confident they will receive the very highest level of attention and service which distinguishes Berkshire Bank as a super community bank."

         Woronoco directors, Cornelius D. Mahoney, D. Jeffrey Templeton and John
B. Davies have been named directors of Berkshire Hills and Berkshire Bank, effective June 1, 2005.

         Northeast Capital & Advisory, Inc. served as the financial advisor for Berkshire Hills, and Sandler O'Neill Partners, L.P. advised Woronoco. Wachtell, Lipton, Rosen & Katz served as outside counsel to Berkshire Hills, while Lord Bissell & Brook, LLP served as outside legal counsel to Woronoco.

         Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and is the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branch offices serving communities throughout Western Massachusetts and Northeastern New York and a representative office in New York. The Bank is committed to continuing to operate as an independent super community bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.

         Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Legislation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties including, among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q, for the quarters ended March 31, June 30, September 30, and in its annual report on Form 10-K each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's Internet Web site (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements.


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Media contact:
Michael P. Daly
President and Chief Executive Officer
Berkshire Hills Bancorp, Inc.
(413) 236-3194